Exhibit 99-1

NewLake Capital Partners Reports First Quarter 2025 Financial Results

First Quarter 2025 Revenue Totaled $13.2 Million, an Increase of 4.8% Year-Over-Year

First Quarter 2025 Net Income Attributable to Common Stockholders Totaled $6.3 Million, Funds from Operations Totaled $10.3 Million, and Adjusted Funds from Operations Totaled $10.7 Million

Conference Call and Webcast Scheduled for May 8, 2025, at 11 a.m. Eastern Time

New Canaan, CT, May 07, 2025 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the first quarter ended March 31, 2025.

“Our first quarter financial results underscore the consistency and resilience of our portfolio,” said Anthony Coniglio, NewLake’s President and Chief Executive Officer. “Rent collections were in line with expectations, and we delivered an 84% AFFO payout ratio. I’m proud of how our team continues to execute in a challenging industry landscape and a volatile macroeconomic environment. These consistent results reflect the benefits of the proactive steps we’ve taken in portfolio construction and disciplined risk management.”

First Quarter 2025 Financial and Operational Highlights(1)

◦Revenue totaled $13.2 million.
◦Net income attributable to common stockholders totaled $6.3 million.
◦Funds From Operations (“FFO”)(2) totaled $10.3 million.
◦Adjusted Funds From Operations (“AFFO”)(2) totaled $10.7 million.
◦Declared a first quarter dividend of $0.43 per common share, equivalent to an annualized dividend of $1.72 per common share.
◦Collected approximately 98% of contractual rent during the quarter, inclusive of applying the remaining escrow deposit and security deposit of one tenant as described below.

Balance Sheet Highlights as of March 31, 2025

◦Cash and cash equivalents as of March 31, 2025, were $19.9 million, with $11.7 million committed to fund future improvements.
◦Total liquidity of $102.3 million, consisting of cash and cash equivalents and availability under the Company’s revolving credit facility.
◦Gross real estate assets of $431.7 million.
◦1.6% debt to total gross assets and a debt service coverage ratio of approximately 113x.
◦No debt maturity until May 2027.

Comparison to the first quarter ended March 31, 2024(1)

◦Revenue totaled $13.2 million, as compared to $12.6 million, an increase of approximately 4.8% year-over-year.
◦Net income attributable to common stockholders totaled $6.3 million, as compared to $6.9 million.
◦FFO totaled $10.3 million, as compared to $10.6 million, a decrease of 2.6% year-over-year.
◦AFFO totaled $10.7 million, as compared to $11.0 million, a decrease of 2.2% year-over-year.
◦For the first quarter ended March 31, 2025, the Company declared a dividend of $0.43 per common share, an increase of approximately 4.9% compared to the first quarter ended March 31, 2024.
(1) Quarterly comparisons of net income, FFO, and AFFO were impacted by two tenants who defaulted on their lease agreements. For one tenant, the remaining escrow and security deposit were applied to offset the unpaid rent, while the other tenant, who had no escrow or deposit available, contributed directly to the decrease in these metrics.
(2) FFO and AFFO are presented on a dilutive basis.

Investment Activity
Acquisitions
The following table presents the Company’s investment activity for the three months ended March 31, 2025 (in thousands):

Tenant	Market	Site Type	Closing Date	Real Estate Acquisition Costs
Cresco Labs	Ohio	Dispensary	February 19, 2025	$285
Total				$285
Real Estate Commitments
Improvement Allowances
The following table presents the funded and remaining unfunded commitments for the three months ended March 31, 2025 (in thousands):

Tenant	Market	Site Type	Closing Date	Funded Commitments	Unfunded Commitments
C3 Industries	Connecticut	Cultivation	May 7, 2024	$—	$11,043
Cresco Labs	Ohio	Dispensary	February 19, 2025	—	705
Total				$—	$11,748

Condition of Our Tenants
During the fourth quarter of 2023, the Company amended our leases with: a) Revolutionary Clinics as part of a restructuring of their business, the receipt of new third-party capital and new management, and b) Calypso in connection with their sale to Canvas Acquisition Corporation. Both tenants began experiencing operating challenges in the second half of 2024, impacting their ability to pay rent as described below. The Company has reserved all rights under the lease agreements.
Revolutionary Clinics
From June 2024 through March 2025, Revolutionary Clinics paid approximately 50% of its contractual rent. On December 13, 2024, Revolutionary Clinics entered into receivership. In the first quarter of 2025, the Company entered into a stipulation agreement with the court appointed receiver to receive 50% of contractual rent paid weekly, along with weekly payments for the reimbursement of certain delinquent real estate taxes and utilities that were paid by the Company. The receiver is working to either liquidate or sell the tenant's business. The Company has hired a broker to help lease the property. The Company has reserved all of its rights under the lease agreement.
Calypso Enterprises
At December 31, 2024, the Company held the remaining escrow and security deposits of approximately $490 thousand, which were applied to satisfy contractual rent due for January 2025 and a portion of February 2025. At March 31, 2025 there were no remaining escrow or security deposits. In connection with a financial restructuring of Calypso to raise new third-party capital, the Company received the remaining outstanding rent for the first quarter of 2025. This payment received during the first quarter covered the remaining portion of February and March contractual rent, resulting in the collection of all rent due for the three months ended March 31, 2025.

Financing Activity

Revolving Credit Facility

As of March 31, 2025, the Company had approximately $7.6 million in borrowings under the Revolving Credit Facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The facility bears interest at a fixed rate of 5.65% through May 5, 2025 and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%.
The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants, and events of default. As of March 31, 2025, the Company was in compliance with the financial covenants under the agreement.
At the Market Equity Program
As of March 31, 2025, the Company has not issued any shares under the ATM Program.
Dividend
On March 4, 2025, the Company’s Board of Directors declared a first quarter 2025 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on April 15, 2025, to stockholders of record at the close of business on March 31, 2025, and represents an AFFO payout ratio of 84%.
Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on May 8, 2025, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the first quarter ended March 31, 2025.

Event:	NewLake Capital Partners Inc. First Quarter 2025 Earnings Call
Date:	Thursday, May 8, 2025
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1713492&tp_key=f18bc17e02

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until May 22, 2025, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13752702.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 33 properties comprised of 15 cultivation facilities and 18 dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody, Senior Vice President
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	March 31, 2025	December 31, 2024
Assets:
Real Estate
Land	$23,073	$22,891
Building and Improvements	408,655	408,552
Total Real Estate	431,728	431,443
Less Accumulated Depreciation	(48,091)	(44,709)
Net Real Estate	383,637	386,734
Cash and Cash Equivalents	19,943	20,213
In-Place Lease Intangible Assets, net	17,297	17,794
Loan Receivable, net (Current Expected Credit Loss of $103 and $116, respectively)	4,897	4,884
Other Assets	1,770	1,911
Total Assets	$427,544	$431,536

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,051	$1,515
Revolving Credit Facility	7,600	7,600
Dividends and Distributions Payable	9,015	9,246
Security Deposits	7,633	8,117
Rent Received in Advance	1,054	684
Other Liabilities	93	402
Total Liabilities	26,446	27,564

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000 Shares Authorized, 20,538,785 and 20,514,583 Shares Issued and Outstanding, respectively	205	205
Additional Paid-In Capital	446,709	446,627
Accumulated Deficit	(52,677)	(50,067)
Total Stockholders' Equity	394,237	396,765

Noncontrolling Interests	6,861	7,207
Total Equity	401,098	403,972

Total Liabilities and Equity	$427,544	$431,536

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2025	2024
Revenue:
Rental Income	$12,586	$12,127
Interest Income from Loans	134	131
Fees and Reimbursables	489	350
Total Revenue	13,209	12,608

Expenses:
Property Expenses	626	22
Depreciation and Amortization Expense	3,883	3,568
General and Administrative Expenses:
Compensation Expense	1,205	1,235
Professional Fees	605	402
Other General and Administrative Expenses	410	418
Total General and Administrative Expenses	2,220	2,055
Total Expenses	6,729	5,645

Provision for Current Expected Credit Loss	13	14

Income From Operations	6,493	6,977

Other Income (Expense):
Other Income	86	100
Interest Expense	(175)	(83)
Total Other Income (Expense)	(89)	17

Net Income	6,404	6,994

Net Income Attributable to Noncontrolling Interests	(107)	(125)

Net Income Attributable to Common Stockholders	$6,297	$6,869

Net Income Attributable to Common Stockholders Per Share - Basic	$0.31	$0.33

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.31	$0.33

Weighted Average Shares of Common Stock Outstanding - Basic	20,597,584	20,541,840

Weighted Average Shares of Common Stock Outstanding - Diluted	20,973,610	20,942,254

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.
The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three months ended March 31, 2025 and 2024 (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2025	2024
Net Income Attributable to Common Stockholders	$6,297	$6,869
Net Income Attributable to Noncontrolling Interests	107	125
Net Income	6,404	6,994

Adjustments:
Real Estate Depreciation and Amortization	3,879	3,564
FFO Attributable to Common Stockholders - Diluted	10,283	10,558
Provision for Current Expected Credit Loss	(13)	(14)
Stock-Based Compensation	388	350
Non-cash Interest Expense	67	67
Amortization of Straight-line Rent Expense	(1)	(1)
AFFO Attributable to Common Stockholders - Diluted	$10,724	$10,960

FFO per share – Diluted	$0.49	$0.50

AFFO per share – Diluted	$0.51	$0.52